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                                                                       Exhibit 5

                       [letterhead of Sullivan & Cromwell]

                                                                 August 27, 2001



Vornado Operating Company,
  888 Seventh Avenue,
    New York, New York  10019.


Dear Sirs:

         In connection with the registration under the Securities Act of 1933 (the "Act") of 250,000 shares (the "Securities") of Common Stock, par value $.01 per share ("Common Stock"), of Vornado Operating Company, a Delaware corporation (the "Company"), to be issued from time to time pursuant to the terms of the Company's 1998 Omnibus Stock Plan (the "Plan"), we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, we advise you that, in our opinion, when the registration statement relating to the Securities (the "Registration Statement") has become effective under the Act , the terms of the issue and sale of the Securities have been duly established in conformity with the Company's certificate of incorporation and the Plan so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the Securities have been


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Vornado Operating Company                                                    -2-



duly issued and sold as contemplated by the Registration Statement and the Plan, the Securities will be validly issued, fully paid and nonassessable.

         The foregoing opinion is limited to the Federal laws of the United States and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

         We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                       Very truly yours,

                                       /s/ Sullivan & Cromwell